DocuSign Envelope ID: F080BD1C-6EB1-47A6-AB1D-228B88D78976 CONFIDENTIAL
Exhibit 4.33
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.

Confidential portions of this Exhibit are designated by [*****].

2ND AMENDMENT TO THE GENERAL CONDITIONS OF THE HIRING OF GOOGLE CLOUD NO. 2021-01439 (ES 04011/20)
By this private instrument, on one side,
DIGITALSERVICES.UOL S.A. (formerly known as UOL DIVEO TECNOLOGIA LTDA.), a company established at Alameda Barão de Limeira, 425, 1º andar, Campos Elíseos, in the City of São Paulo, State of São Paulo, enrolled with the National Register of Legal Entities (CNPJ) under No. 01.588.770/0001--60, and branches at Avenida Ceci, 1850, in the City of Barueri, State of São Paulo, duly enrolled with the CNPJ under No. 01.588.770/0008--36, at Alameda Glete, 700 – 2º andar, Campos Elíseos, in the City of São Paulo, State of São Paulo, enrolled with the CNPJ under No. 01.588.770/0011--31 and at Alameda Barão de Limeira, 425 – 2º andar, Campos Elíseos, in the City of São Paulo, State of São Paulo, enrolled with the CNPJ under No. 01.588.770/0010--50, herein represented pursuant to its articles of association, hereinafter simply referred to as UOL DIVEO and/or ASSIGNOR; and
COMPASS.UOL S/A., a company headquartered at Alameda Barão de Limeira, 425, 7º andar, Campos Elíseos, in the City of São Paulo, State of São Paulo, enrolled with the CNPJ under No. 00.271.032/0001-21, herein represented pursuant to its articles of association, hereinafter simply referred to as COMPASSO and/or ASSIGNEE, and on the other side,
PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A. (Formerly known as PAGSEGURO INTERNET S.A.), a corporation headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 4º andar, Parte A, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 08.561.701/0001-01, herein represented pursuant to its articles of association, hereinafter simply referred to as CLIENT and/or INTERVENING CONSENTING PARTY,
Hereby decided to enter into the 2nd Amendment to the Purchase Order No. 04011-20, governed by the General Conditions of the Hiring executed between the Parties (“Agreement”), pursuant to the terms and conditions established below:
SECTION I - ASSIGNMENT
1.1    With the express consent from the INTERVENING CONSENTING PARTY, the Parties formalize the assignment and transfer of this AGREEMENT from the ASSIGNOR to the ASSIGNEE as of March 1, 2021, and the rights and obligations hereof.
1.2    The ASSIGNEE herein undertakes the rights and obligations assigned by force of this instrument.
1.3    The INTERVENING CONSENTING PARTY hereby represents to be aware of all terms and conditions of the AGREEMENT assigned hereunder, as well as it grants full, public, general, unchangeable and irrevocable release of all obligations prior to the date hereof, without anything else to be claimed from the ASSIGNOR or the ASSIGNEE, on any account.
SECTION 2 - PURPOSE
2.1 The Parties also with to formalize the change of the conversion Factor of Google Cloud Services, starting on October 1st, 2021, as described in the Business Technical Proposal - Google Public Cloud - v4, as of August 10, 2022, which are duly signed by the Parties and is an integral part of the AGREEMENT.
CONFIDENTIAL

DocuSign Envelope ID: F080BD1C-6EB1-47A6-AB1D-228B88D78976 CONFIDENTIAL

SECTION 3 - GENERAL PROVISIONS
3.1    The Parties, including their witnesses, hereby acknowledge the form of hiring through electronic, digital, computerized means as valid and fully effective, which constitutes an extrajudicially enforceable instrument for all purposes of law, even if it is formalized through electronic signatures or certification outside the ICP-Brazil standards, pursuant to the provisions in paragraphs of Article 10 of the Provisional Presidential Decree No. 2,200/2001 in force in Brazil.
Therefore, this Agreement, as well as the Proposals, their exhibits and amendments may be executed through such means.
IN WITNESS WHEREOF, the Parties have executed this Amendment in two (02) counterparts, same in form and content, in the presence of the undersigned witnesses.
São Paulo, December 27, 2022.

DIGITALSERVICES.UOL S.A.

Name:	Marcelo Moojen Epperlein	Name:	Rogildo Torquato Landim
ID No.:	[*****]	ID No.:	[*****]

COMPASS.UOL S.A.

Name:	Marcelo Moojen Epperlein	Name:	Rogildo Torquato Landim
ID No.:	[*****]	ID No.:	[*****]

PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A.

Name:	Renato Bertozzo Duarte	Name:	Artur Gaulke Schunck
ID No.:	[*****]	ID No.:	[*****]
CPF:	[*****]

WITNESSES:

Name:	Cristina Ely	Name:	William Mantovani Do Nascimento
ID No.:	[*****]	ID No.:	[*****]

Name:Vanessa Peres de Souza ID
[*****]
CONFIDENTIAL

Public Cloud – Google Vinícius Fabrega de Souza | Cloud & DevSecOps V4_August 10, 2022

DISCLAIMER All information herein about products, services, images, graphic layouts and intellectual content are owned by COMPASS UOL or by its relevant contractors. Copies are only permitted for the internal use of the CLIENT, and may not be used as source of information to third parties. All information provided to COMPASS UOL shall not be disclosed nor used in other projects, except as otherwise authorized in writing by both parties; The content hereof includes ideas and material owned by COMPASS UOL, and it must be solely used for the evaluation of such proposal; This material may not be accessed by persons who are not directly related to the client and to the evaluation of the proposal under discussion. The same terms are also to be applied for information obtained from meetings and documents received from and used by COMPASS UOL in order to create this proposal; No part of this document may be reproduced in other documents and/or presentations without the express and written authorization from Compass UOL.

TECHNICAL PROPOSAL

GCP CLOUD OFFER GCP CLOUD is a Cloud Computing platform, which encompasses a broad portfolio of products and components to build Public Clouds. Cloud Computing means a delivery model of IT resources and applications through the Internet, with the price charged according to the use and demand. By using GCP CLOUD, you can design and deliver infrastructure, computer power, storage options, networks and data centers, content services, among others, as a service, which means, on demand, available in seconds, charged per usage. By using the GCP CLOUD solution provided by Compass UOL, the client will benefit from: Fast adoption of a Cloud model; The best solution design according to their needs; Advisory services specialized in Cloud; Local support; Billing; Local billing;
All of this to ensure the best experience using a Public Cloud. About GCP: GCP is a wide set of Google’s cloud services, which the developers and IT professionals use to create, deploy and manage applications throughout the global network of Google’s datacenters. The integrated tools, DevOps and Marketplace, provide you with support to efficiently create from simple mobile applications to solutions to be used online. You can find more information at: https://cloud.google.com

BENEFITS OF THE PARTNERSHIP BETWEEN COMPASS UOL AND GCP Access to GCP experts, through the Compass UOL and GCP partnership, for special support in more complex cases or PoC (Proof of Concept). Local billing: Local taxes are accounted by GCP billing and the payment is provided in local currency (R$). As standard proposal of GCP Cloud, Compass UOL works as a reseller of GCP Cloud, being responsible for the monthly billing of all GCP resources used. The business proposal details the billing Factor of Compass UOL for the use of the GCP Cloud on demand. Additionally, PagSeguro may hire other specialized services from Compass UOL, such as the management of cloud environment and cost optimization in the cloud.

COST OPTIMIZATION Compass UOL has a layer of Cost Optimization included in the delivery of the billing and support services provision. Thus, Compass UOL aims to support its clients in controlling costs in the cloud, offering information that helps with the management of environment’s cost. Compass UOL will submit reports focused on presenting the monitoring of use and consumption of resources offered by the providers, thus increasing the transparency of the cloud use and its general impact in cost, development and scalability.
The reports of cloud use will be submitted on a monthly basis to help your company to accurately track the inventory of services of analyze your environment’s settings. The document also includes estimates and forecast of use for the following months, with the purpose of supporting the managers in making decisions and planning the cloud budget. The reports are divided in 4 parts, as indicated below. Each item has a list of information on the environment, which will be presented by charts and images. Each item is commented by a Cloud expert, in order to deliver intelligence to our clients.

COST OPTIMIZATION Cost and consumption monitoring In this item, the clients will find an summary of the cost overview during the current month with a brief comparison on data from the previous month and amounts projected for the current/subsequent month. Together with commented charts on the cloud use and cost, with a breakdown of services consumed from GCP. Financial savings In this item, we’ll present items that helped to immediately save money with the use of the cloud. The report shows, as applicable, actions and amounts that will be saved with its execution. Plus, for clients who do not work with instance reserve, we include in this item recommendations of commitment with GCP. We will also present the saving possibilities generated by the reserves, amounts that shall be invested and information about the return on the investment. All items will always be provided with comments and recommendations from our cloud architects and experts on cost management. Cloud governance and security The purpose is to present to our clients a summary with the main security weaknesses mapped in the environment while recommending actions and where they should be executed. With this delivery, we aim to ensure that the cloud environments are in compliance with the best practices recommended by each cloud provider.
Conclusion and considerations All recommendations and items presented in the report will be summarized in this last item, again with all comments from our architects and experts. Thus, the managers and executive officers can have compiled information and perform a follow-up in the environment over time, so that all decisions can be more accurate.

SERVICES AND SLA Compass UOL has a layer of Cloud Services that aims at helping companies achieve their technological and business challenges imposed by the clouds. Compass UOL’s services can help companies that are in the beginning of their Cloud journey and companies that have a history in the world of Cloud. In addition to the Billing proposal, we also offer Compass UOL Support, where we ensure the efficiency in handling support demands with the agility that the business and application require with technical support offered in Portuguese language and prices in Brazilian Reais, comprising the following scope. Compass UOL support has its scope established below, where the client remains responsible for the management of its Cloud environment. However, the client can count on us to open tickets in Google GCP for handling incidents and billing-related questions.

SERVICES AND SLA Item Compass UOL Activities Billing Answering cost-related questions (taxes, Compass UOL factor, which one is the price reference chart of the providers). Invoicing Answering questions related to the accrual period, closing date and due date of the invoice. Consumption of cloud resources Answering questions* on the pricing model on each GCP service. *The support provided by Compass UOL does not include the performance of any activity in the client’s environment. Requests and Incidents in the cloud layer Ticket opening at GCP requesting solution and notifying the client whenever asked about the resolution status. Maintenance of the Cloud platform Notifying the clients on the maintenance windows informed by GCP. Compass UOL Support Call Centre Client Dashboard Assistance 8x5 Incident response time Up to 24h SLA for requests 72 business hours. Note: Considering that the Client will provide the information within 1 business day

BUSINESS CONDITIONS Monthly price: No deadline Model of hiring Factor Without Taxes Factor With Taxes Reference to services described in this Technical Proposal 0.8152 0.9279 Important considerations: Conditions presented herein are applied retroactively to October 1st, 2021.

TECHNICAL SOLUTION Architecture The proposal was designed upon technical and business analysis of the requirements informed by PagSeguro Internet S.A. The GCP CLOUD project encompasses the provision of an account for the use and management by PagSeguro Internet S.A. By using the form of payment per usage, this proposal allows for the use of the services of GCP CLOUD in a simple way, agile and with real-time visibility of your expenditures. Support Bronze

CUSTOMER SERVICE CHANNELS Compass UOL provides customer support channels for clients to submit feedbacks, praises and complaints, by opening tickets through Service Desk, which may be recorded/formalized by phone 0800 16 0066 or by Compass UOL’s Client Dashboard.

CUSTOMER SERVICE CHANNELS Definitions: Suggestions: any idea or proposal to improve the services Compliments: statement of satisfaction with the support and/or service provided Complaints: statement of discontent with the support and/or service provided    In order to continually improve procedures, we also provide support to customers through ombudsman, which may be enabled through the Client’s Dashboard, when the response received from the customer service channels is deemed insufficient. Our Service Desk is available 24x7 (when contracted), and our Ombudsman is available from Monday to Friday, from 09:00 am to 06:00 pm, except for holidays.

GENERAL CONDITIONS The client shall be responsible for managing elements such as: operating systems, data bases, maintenance and modification of virtual machines (processing, hard drive and RAM), backup (security copy), as well as assessing the security of the assets exposed to the Internet selecting the most appropriate model for their protection; The execution of activities within the client’s cloud environment is linked to contracting of additional services. The billing and support services do not provide the performance of any change, migration or implementation of resources or services in the client’s environment. It’s important that the client has a dedicated team 24x7x365 for active monitoring of GCP resources and recording all changes made concerning the scope that was originally planned. Business hours means the service from 09:00 AM to 06:00 PM from Monday to Friday, except for holidays in the city of São Paulo; Technical Support included in this proposal does not provide support to requests for installation of new services or management and maintenance of services in the cloud. Compass UOL may, upon additional contract, provide Software licensing for use in cloud. If the environment’s management is performed by the client, the technical support requests to the Software’s manufacturer shall be made through a ticket at Compass UOL Service Desk.

GENERAL CONDITIONS If the scope of the projects comprises the use of software licenses provided by Compass UOL, with the Client’s management, at any moment during the effectiveness of the agreement, the client may be requested to provide administrative access to the Operating System, for audit purposes. Upon detection of discrepancies, the client will be formally notified on the breaches and the regularizations costs due; The start of the cloud resource consumption billing occurs immediately ipon the association of the: GCP User Account ID

BUSINESS CONDITIONS Below we present information associated to the consumption and support. The price will vary monthly according to the consumption and considerations described below, for more information check the general conditions in the next slide (slide 17) Hiring Models Monthly price (taxes inclusive) On-demand usage “On demand” Hiring Models Rule Support R$ 400.00 (for usage up to R$ 9,650.00 net) 3.5% of billing (for usage over R$ 9,650.00 net)

GENERAL PROVISIONS This proposal is valid for: 15 business days. If the period lapses and the CLIENT has not returned this document duly signed to Compass UOL, terms and conditions herein may be revised by Compass UOL; Rules to measure the consumption (on demand, package and extra) and monthly billing of services: monthly assessment and billing of consumption shall occur by the 15th day of the next month after the consumption, based on the measurement extracted from COMPASS UOL Client’s Dashboard, in Brazilian Reais multiplied by net factor of 0.8152 (without applicable taxes) corresponding to the gross factor of 0.9279 (with applicable taxes). Discounts for contracting products in Public Cloud with Compass UOL are resulted from the partnership between the service providers. The client receives this discount upon association of its account to Compass UOL’s custody. Notwithstanding the provisions above, the Public Cloud Provider may choose to cancel and/or change any level of service provided in the partnership, and Compass UOL is responsible, as reseller, for notifying the client regarding any change to its monthly fee; Taxes and rates will be applied pursuant to legislation in force. Any changes to tax rates or calculation basis for taxes levied on the price of the provision of services subject matter hereof, as well as any other taxes that may be created as from the date hereof, even if due to revocation of exemption, shall result in price increase or reduction, according to the prevailing rate; If the CLIENT fails to comply with the obligations established in the Technical and Business Proposals, resulting in a delay in the schedule that was originally proposed, the CLIENT is not exempt from promptly complying with the other obligations, especially the obligations related to payments due; This proposal does not cover the local cross connection costs with Third-Party Carriers; Items contracted hereby may be available as per third-party provision, which may result in partial deliveries, if this occurs, their respective acceptance terms must be approved by the CLIENT for invoicing; The support price considers the net consumption of the cloud resources.

Everybody needs a Compass

Completion Certificate Envelope ID: F080BD1C6EB147A6AB1D228B88D78976    Status: Completed Subject: PagSeguro | Adjustment of GCP factor| Billing Source Envelope: Document Pages: 21 Signatures: 9    Envelope Sent by: Certificate Pages: 10    Initials: 30    Raphaela Queiroz da Costa AutoNav: Enabled Enveloped Stamping (ID Stamping): Enabled Time Zone: (UTC-08:00) Pacific Time (US & Canada) Av. Brigadeiro Faria Lima, 1.384 SP, 01452-002 raphaela.queiroz@compasso.com.br IP Address: 200.36.217.151 Record Tracking Status: Original 3/3/2023 3:08:40 AM Holder: Raphaela Queiroz da Costa raphaela.queiroz@compasso.com.br Location: DocuSign Bianca Ayumi Anzai bayumi@uolinc.com Security Level: E-mail, Account Authentication (None) Signature adoption: Pre-selected Style IP Address: 147.161.128.199 Sent: 3/3/2023 4:25:18 AM Viewed: 3/3/2023 10:34:55 AM Signed: 3/3/2023 10:35:08 AM Electronic Record and Signature Disclosure: Not offered via DocuSign Vivian Freire Rodrigues do Vale vfvale@uolinc.com Lawyer UNIVERSO ONLINE SA Security Level: E-mail, Account Authentication (None) Signature adoption: Signature image loaded Using IP Address: 147,161,128,183 Sent: 3/3/2023 4:25:18 AM Viewed: 3/3/2023 5:44:27 AM Signed: 3/3/2023 5:54:08 AM Electronic Record and Signature Disclosure: Not offered via DocuSign Cristina Ely cristina.ely@compasso.com.br 00098194011 UOL - UNIVERSO ONLINE S/A Security Level: E-mail, Account Authentication (None) Signature adoption: Pre-selected Style IP Address: 189.6.248.20 Sent: 3/3/2023 10:35:29 AM Viewed: 3/6/2023 3:56:00 AM Signed: 3/6/2023 3:56:18 AM Electronic Record and Signature Disclosure: Not offered via DocuSign Vanessa Peres de Souza vperes@uolinc.com DIGITALSERVICES.UOL S.A. Security Level: E-mail, Account Authentication (None) Signature established by: Pre-set style Using IP Address: 147.161.129.203 Sent: 3/3/2023 10:35:30 AM Viewed: 3/5/2023 1:56:46 PM Signed: 3/5/2023 1:57:27 PM Electronic Record and Signature Disclosure: Accepted: 3/5/2023 1:56:46 PM ID: 18a6eec1-d106-4de7-b810-7c641a95415c
Internal name of the document P986VBONYY-WDGUNA32 File name: Compass_UOL_-_Proposta_Comercial_-_PAGSEGURO_-_Nuvem_P ublica_202208311004543055034.pdf Request binding date: 31/08/2022 10:08AM Author: Andre Luis Jardim de Oliveira Junior (andre.jardim@compasso.com.br) Application: 4898

Completion Certificate
Envelope ID: F080BD1C6EB147A6AB1D228B88D78976		Status:
Completed Subject: PagSeguro | Adjustment of GCP factor| Billing
Source Envelope:
Document Pages: 21	Signatures: 9	Envelope Sent by:
Certificate Pages: 10	Initials: 30	Raphaela Queiroz da Costa
AutoNav: Enabled		Av. Brigadeiro Faria Lima, 1.384
Enveloped Stamping (ID Stamping): Enabled		SP, 01452-002
Time Zone: (UTC-03:00) Brasília		raphaela.queiroz@compasso.com.br
IP Address: 200.36.217.151

Record Tracking
Status: Original	Holder: Raphaela Queiroz da Costa	Location: DocuSign
3/3/2023 3:08:40 AM	raphaela.queiroz@compasso.com.br

Signer Events	Signature	Timestamp
Bianca Ayumi Anzai		Sent: 3/3/2023 4:25:18 AM
bayumi@uolinc.com		Viewed: 3/3/2023 10:34:55 AM
Security Level: E-mail, Account Authentication (None)		Signed: 3/3/2023 10:35:08 AM
Signature adoption: Pre-selected Style IP
Address: 147.161.128.199

Electronic Record and Signature Disclosure:
Not offered via DocuSign

Vivian Freire Rodrigues do Vale		Sent: 3/3/2023 4:25:18 AM
vfvale@uolinc.com		Viewed: 3/3/2023 5:44:27 AM
Lawyer		Signed: 3/3/2023 5:54:08 AM
UNIVERSO ONLINE SA
Security Level: E-mail, Account Authentication	Signature adoption: Signature image loaded
(None)	Using IP Address: 147,161,128,183

Electronic Record and Signature Disclosure:
Not offered via DocuSign

Cristina Ely		Sent: 3/3/2023 10:35:29 AM
cristina.ely@compasso.com.br		Viewed: 3/6/2023 3:56:00 AM
00098194011		Signed: 3/6/2023 3:56:18 AM
UOL - UNIVERSO ONLINE S.A.
Security Level: E-mail, Account Authentication	Signature adoption: Pre-selected Style IP
(None)	Address: 189.6.248.20

Electronic Record and Signature Disclosure:
Not offered via DocuSign

Vanessa Peres de Souza		Sent: 3/3/2023 10:35:30 AM
vperes@uolinc.com		Viewed: 3/5/2023 1:56:46 PM
DIGITALSERVICES.UOL S.A		Signed: 3/5/2023 1:57:27 PM
Security Level: E-mail, Account Authentication	Signature established by: Pre-set style
(None)	Using IP Address: 147.161.129.203

Electronic Record and Signature Disclosure:
Accepted: 3/5/2023 1:56:46 PM
ID: 18a6eec1-d106-4de7-b810-7c641a95415c

Signer Events	Signature	Timestamp
Marcelo Moojen Epperlein		Sent: 3/6/2023 3:56:24 AM
mepperlein@uolinc.com		Viewed: 3/6/2023 4:47:00 AM
CFO		Signed: 3/6/2023 4:47:38 AM
Compasso Tecnologia Ltda	Signature adoption: Pre-selected Style IP
Security Level: E-mail, Account Authentication	Address: 147.161.128.195
(None)

Electronic Record and Signature Disclosure:
Accepted: 8/31/2018 1:30:22 PM
ID: 774a953a-502f-490e-8d30-287bcf760845

Rogildo Torquato Landim		Sent: 3/6/2023 3:56:24 AM
gtorquato@uolinc.com		Viewed: 3/6/2023 5:08:01 AM
CEO		Signed: 3/6/2023 5:08:28 AM
Compass.UOL
Security Level: E-mail, Account Authentication	Signature adoption: Pre-selected Style IP
(None)	Address: 147.161.128.172

Electronic Record and Signature Disclosure:
Accepted: 4/30/2021 11:24:53 AM
ID: cb7aa00e-837d-42a7-91b9-c1b3b18ebf8d

Artur Gaulke Schunck		Sent: 3/6/2023 5:08:46 AM
aschunck@pagseguro.com		Resent 3/7/2023 3:48:35 AM
Chief Financial Officer		Viewed: 3/7/2023 7:57:57 AM
Security Level: E-mail, Account Authentication		Signed: 3/7/2023 7:58:17 AM
(None)	Signature established by: Pre-set style
Using IP Address: 165.225.242.184

Electronic Record and Signature Disclosure:
Accepted: 5/1/2021 3:19:10 AM
ID: fa0c9073-addf-4780-b419-41a5b944e0e2

Renato Bertozzo Duarte		Sent: 3/6/2023 5:08:45 AM
rduarte@uolinc.com		Viewed: 3/6/2023 9:09:53 AM
HEAD OF UNIVERSO		Signed: 3/6/2023 9:10:12 AM
ONLINE LEGAL
DEPARTMENT	Signature adoption: Signature image loaded
Security Level: E-mail, Account Authentication	Using IP Address: 147.161.128.173
(None)

Electronic Record and Signature Disclosure:
Not offered via DocuSign

William Mantovani do Nascimento		Sent: 3/7/2023 7:58:25 AM
wnascimento@uolinc.com		Resent 3/7/2023 8:07:59 AM
Mr.		Viewed: 3/7/2023 8:54:49 AM
Security Level: E-mail, Account Authentication		Signed: 3/7/2023 11:18:13 AM
(None)	Signature established by: Pre-set style
Using IP Address: 147.161.128.197

Electronic Record and Signature Disclosure:
Accepted: 12/4/2019 9:56:02 AM
ID: e9eb5a86-68c3-4658-a818-98500cb48f61

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp
Andrea Caroline Gonzales Bressan	Copied
andrea.bressan@compasso.com.br		Sent: 3/7/2023 11:18:20 AM
Security Level: E-mail, Account Authentication		Viewed: 3/7/2023 11:23:02 AM
(None)

Electronic Record and Signature Disclosure:
Not offered via DocuSign

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamp
Envelope sent	Hashed/Encrypted	3/3/2023 4:25:18 AM
Envelope updated	Security checked	3/7/2023 8:07:51 AM
Envelope updated	Security checked	3/7/2023 8:07:51 AM
Certified delivery	Security checked	3/7/2023 8:54:49 AM
Signing complete	Security checked	3/7/2023 11:18:13 AM
Completed	Security checked	3/7/2023 11:18:20 AM

Payment Events	Status	Timestamp

Electronic Record and Signature Disclosure

Signer Events Signature Timestamp Marcelo Moojen Epperlein mepperlein@uolinc.com CFO Compasso Tecnologia Ltda Security Level: E-mail, Account Authentication (None) Signature adoption: Pre-selected Style IP Address: 147.161.128.195 Sent: 3/6/2023 3:56:24 AM Viewed: 3/6/2023 4:47:00 AM Signed: 3/6/2023 4:47:38 AM Electronic Record and Signature Disclosure: Accepted: 8/31/2018 1:30:22 PM ID: 774a953a-502f-490e-8d30-287bcf760845 Rogildo Torquato Landim gtorquato@uolinc.com CEO Compass.UOL Security Level: E-mail, Account Authentication (None) Signature adoption: Pre-selected Style IP Address: 147.161.128.172 Sent: 3/6/2023 3:56:24 AM Viewed: 3/6/2023 5:08:01 AM Signed: 3/6/2023 5:08:28 AM Electronic Record and Signature Disclosure: Accepted: 4/30/2021 11:24:53 AM ID: cb7aa00e-837d-42a7-91b9-c1b3b18ebf8d Artur Gaulke Schunck aschunck@pagseguro.com Chief Financial Officer Security Level: E-mail, Account Authentication (None) Signature established by: Pre-set style Using IP Address: 165.225.242.184 Sent: 3/6/2023 5:08:46 AM Resent 3/7/2023 3:48:35 AM Viewed: 3/7/2023 7:57:57 AM Signed: 3/7/2023 7:58:17 AM Electronic Record and Signature Disclosure: Accepted: 5/1/2021 3:19:10 AM ID: fa0c9073-addf-4780-b419-41a5b944e0e2 Renato Bertozzo Duarte rduarte@uolinc.com HEAD OF UNIVERSO ONLINE LEGAL DEPARTMENT Security Level: E-mail, Account Authentication (None) Signature adoption: Signature image loaded Using IP Address: 147.161.128.173 Sent: 3/6/2023 5:08:45 AM Viewed: 3/6/2023 9:09:53 AM Signed: 3/6/2023 9:10:12 AM Electronic Record and Signature Disclosure: Not offered via DocuSign William Mantovani do Nascimento wnascimento@uolinc.com Mr. Security Level: E-mail, Account Authentication (None) Signature established by: Pre-set style Using IP Address: 147.161.128.197 Sent: 3/7/2023 7:58:25 AM Resent 3/7/2023 8:07:59 AM Viewed: 3/7/2023 8:54:49 AM Signed: 3/7/2023 11:18:13 AM Electronic Record and Signature Disclosure: Accepted: 12/4/2019 9:56:02 AM ID: e9eb5a86-68c3-4658-a818-98500cb48f61 In Person Signer Events Signature Timestamp Editor Delivery Events Status Timestamp Agent Delivery Events Status Timestamp
Intermediary Delivery Events Status Timestamp Certified Delivery Events Status Timestamp Carbon Copy Events Status Timestamp Andrea Caroline Gonzales Bressan andrea.bressan@compasso.com.br Security Level: E-mail, Account Authentication (None) Electronic Record and Signature Disclosure: Not offered via DocuSign Copied Sent: 3/7/2023 11:18:20 AM Viewed: 3/7/2023 11:23:02 AM Witness Events Signature Timestamp otary Events Signature Timestamp Envelope Summary Events Status Timestamp Envelope sent Hashed/Encrypted 3/3/2023 4:25:18 AM Envelope updated Security checked 3/7/2023 8:07:51 AM Envelope updated Security checked 3/7/2023 8:07:51 AM Certified delivery Security checked 3/7/2023 8:54:49 AM Signature completed Security checked 3/7/2023 11:18:13 AM Completed Security checked 3/7/2023 11:18:20 AM Payment Events Status Timestamp Electronic Record and Signature Disclosure

Electronic Record and Signature Disclosure created on: 2/7/2018 5:43:37 AM
Parties agreed to: Vanessa Peres de Souza, Marcelo Moojen Epperlein, Rogildo Torquato Landim, Artur Gaulke Schunck
CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND SIGNATURE DISCLOSURES
Electronic Record and Signature Disclosure
From time to time, UOL - UNIVERSO ONLINE S/A may be required by law to provide you with certain written notices or disclosures. Described below are the terms and conditions for us to provide you with such notices and disclosures electronically through the DocuSign, Inc. (DocuSign) electronic signature system. Read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, confirm your agreement by clicking the ‘I agree’ button at the bottom of this document.
Getting paper copies
At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print the documents we send to you through the DocuSign system during and immediately after the signature session, and, if you elect to create a DocuSign user account, you may access them for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish to get paper copies of any such documents to be sent from our office to you, you will not be charged a per-page fee. You may request delivery of such paper copies from us by following the procedure described below.
Withdrawing your consent
If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us thereafter that you want to receive notices and disclosures only in paper format. The procedure to inform us of your decision to receive future notices and disclosures in paper format and withdraw your consent to receive notices and disclosures electronically is described below.
Consequences of changing your mind
If you elect to receive notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and provide services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of receipt of such paper notices or disclosures. To let us know that you are changing your mind, you must withdraw your consent using the DocuSign “Withdraw Consent” form on the signature page of a DocuSign envelope instead of signing it. This will indicate to us that you have withdrawn your consent to receive notices and disclosures electronically from us and you will no longer be able to use the DocuSign system to receive notices and consents electronically from us or to electronically sign documents sent by us.

All notices and disclosures will be sent to you electronically
Unless you tell us otherwise in accordance with the procedures described herein, we will electronically send you through the DocuSign system all required notices, disclosures, authorizations, acknowledgments, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you using the same method and to the same address you have informed us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, let us know as described below. Also see the paragraph immediately above that describes the consequences if you elect not to receive notices and disclosures electronically from us.
How to contact UOL - UNIVERSO ONLINE S/A:
You may contact us to let us know of your changes on how we should contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically, as provided below:
To contact us by email send messages to: UOL - UNIVERSO ONLINE S/A
To inform of your new e-mail address to UOL - UNIVERSO ONLINE S/A:
To let us know of a change in your e-mail address to which we should send notices and disclosures electronically to you, you must send us an e-mail and provide: your previous e-mail address and your new e-mail address. We do not require any other information from you to change your e-mail address.
In addition, you must notify DocuSign, Inc. in order to reflect your new e-mail address in your DocuSign account by following the process for changing e-mail in the DocuSign system.
To request paper copies from UOL - UNIVERSO ONLINE S/A:
To request us to send you paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an e-mail and provide: your e-mail address, full name, Brazil Postal address, and telephone number. We will charge you for the amount of the copies, if applicable.
To withdraw your consent to UOL - UNIVERSO ONLINE S/A:
To inform us that you no longer want to receive future notices and disclosures in electronic format you may:
(i)    refuse to sign a document in your DocuSign session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent; or you may

(ii)    send us an e-mail and provide your e-mail address, full name, Brazil Postal Address, and telephone number. We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online documents will be that transactions may take longer to process.
Required hardware and software**:
(i)    Operating Systems: Windows® 2000, Windows® XP, Windows Vista®; Mac OS®
(ii)    Browsers: Latest versions Internet Explorer® 6.0 or above (only Windows); Mozilla Firefox 2.0 or above (Windows and Mac); Safari™ 3.0 or above (only /Mac)
(iii)    PDF readers: Acrobat® or similar software may be required to view and print PDF files.
(iv)    Screen Resolution: 800 x 600 minimum
(v)    Enabled Security Settings: Allow per session cookies
** These minimum requirements are subject to change. If these requirements change, you will be asked to re-accept the disclosure. Pre-release (e.g. beta) versions of operating systems and browsers are not supported.
Acknowledging your access and consent to receive materials electronically:
To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please make sure you read this electronic disclosure and are able to print on paper or electronically save this page for your future reference and access or are able to e-mail this disclosure and consent to an e-mail address in which you will be able to print on paper or save this page for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format under the terms and conditions described above, let us know by clicking the “I agree” button below.
By checking the “I agree” box, I confirm that:
(i)    I can access and read this Electronic CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND CONSUMER SIGNATURE DISCLOSURES; and
(ii)    I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and (iii) Until or unless I notify UOL - UNIVERSO ONLINE S/A as described above, I consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to me by UOL - UNIVERSO ONLINE S/A during the course of my relationship with you.

Electronic Record and Signature Disclosure created on: 12/27/2017 6:27:37 AM
Parties agreed to: William Mantovani do Nascimento
CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND SIGNATURE DISCLOSURES
Electronic Record and Signature Disclosure
From time to time, UOL - UNIVERSO ONLINE S/A may be required by law to provide you with certain written notices or disclosures. Described below are the terms and conditions for us to provide you with such notices and disclosures electronically through the DocuSign, Inc. (DocuSign) electronic signature system. Read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, confirm your agreement by clicking the ‘I agree’ button at the bottom of this document.
Getting paper copies
At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print the documents we send to you through the DocuSign system during and immediately after the signature session, and, if you elect to create a DocuSign user account, you may access them for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish to get paper copies of any such documents to be sent from our office to you, you will not be charged a per-page fee. You may request delivery of such paper copies from us by following the procedure described below.
Withdrawing your consent
If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us thereafter that you want to receive notices and disclosures only in paper format. The procedure to inform us of your decision to receive future notices and disclosures in paper format and withdraw your consent to receive notices and disclosures electronically is described below.
Consequences of changing your mind
If you elect to receive notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and provide services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of receipt of such paper notices or disclosures. To let us know that you are changing your mind, you must withdraw your consent using the DocuSign “Withdraw Consent” form on the signature page of a DocuSign envelope instead of signing it. This will indicate to us that you have withdrawn your consent to receive notices and disclosures electronically from us and you will no longer be able to use the DocuSign system to receive notices and consents electronically from us or to electronically sign documents sent by us.

All notices and disclosures will be sent to you electronically
Unless you tell us otherwise in accordance with the procedures described herein, we will electronically send you through the DocuSign system all required notices, disclosures, authorizations, acknowledgments, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you using the same method and to the same address you have informed us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, let us know as described below. Also see the paragraph immediately above that describes the consequences if you elect not to receive notices and disclosures electronically from us.
How to contact UOL - UNIVERSO ONLINE S/A:
You may contact us to let us know of your changes on how we should contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically, as provided below: To contact us by email send messages to: lnogueira@uolinc.com
To contact us by email send messages to: UOL - UNIVERSO ONLINE S/A
To inform of your new e-mail address to UOL - UNIVERSO ONLINE S/A:
To let us know of a change in your e-mail address to which we should send notices and disclosures electronically to you, you must send us an e-mail to lnogueira@uolinc.com providing: your previous e-mail address and your new e-mail address. We do not require any other information from you to change your e-mail address. We do not require any other information from you to change your email address.
In addition, you must notify DocuSign, Inc. in order to reflect your new e-mail address in your DocuSign account by following the process for changing e-mail in the DocuSign system.
To request paper copies from UOL - UNIVERSO ONLINE S/A:
To request us to send you paper copies of the notices and disclosures previously provided by us to you electronically, you must send an e-mail to lnogueira@uolinc.com and provide: your e-mail address, full name, Brazil Postal address, and telephone number. We will charge you for the amount of the copies, if applicable.

To withdraw your consent to UOL - UNIVERSO ONLINE S/A:
To inform us that you no longer want to receive future notices and disclosures in electronic format you may:
(i)    refuse to sign a document in your DocuSign session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent; or you may
(ii)    send an e-mail to lnogueira@uolinc.com and provide your e-mail address, full name, Brazil Postal Address, and telephone number. We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online documents will be that transactions may take longer to process. We do not require any other information from you to change your email address. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.
Required hardware and software**:
(i)    Operating Systems: Windows® 2000, Windows® XP, Windows Vista®; Mac OS®
(ii)    Browsers: Latest versions Internet Explorer® 6.0 or above (only Windows); Mozilla Firefox 2.0 or above (Windows and Mac); Safari™ 3.0 or above (only Mac)
(iii)    PDF readers: Acrobat® or similar software may be required to view and print PDF files.
(iv)    Screen Resolution: 800 x 600 minimum
(v)    Enabled Security Settings: Allow per session cookies
** These minimum requirements are subject to change. If these requirements change, you will be asked to re-accept the disclosure. Pre-release (e.g. beta) versions of operating systems and browsers are not supported.
Acknowledging your access and consent to receive materials electronically:
To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please make sure you read this electronic disclosure and are able to print on paper or electronically save this page for your future reference and access or are able to e-mail this disclosure and consent to an e-mail address in which you will be able to print on paper or save this page for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format under the terms and conditions described above, let us know by clicking the “I agree” button below.
By checking the “I agree” box, I confirm that:
(i)    I can access and read this Electronic CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND CONSUMER SIGNATURE DISCLOSURES; and

(ii)    I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and (iii) Until or unless I notify UOL - UNIVERSO ONLINE S/A as described above, I consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to me by UOL - UNIVERSO ONLINE S/A during the course of my relationship with you.